For Immediate Release:

Contacts:
Peerless Systems Corporation:
Rick Roll
President and Chief Executive Officer
(310) 536-0908

Peerless Systems Announces the Adoption of a Share Buyback Program

EL SEGUNDO, Calif., July 16, 2008 - Peerless Systems Corporation (Nasdaq: PRLS) today announced that the Company’s Board of Directors authorized the repurchase of up to 2.0 million shares of common stock, in accordance with a written plan adopted pursuant to Rule10b5-1 under the Securities Exchange Act of 1934, as amended.

Chairman of the Board Timothy E. Brog said, “This is the first step of many that the current Board of Directors intends to take in order to maximize shareholder value.”

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera Mita. Peerless retained the rights to continue licensing these technologies to customers in the digital document markets. As a result of the sale, Peerless intends to use its cash on hand to actively pursue acquisitions and mergers that result in enhanced shareholder value.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Peerless Systems Corporation’s filings with the Securities and Exchange Commission. All information in this release is as of July 16, 2008. Peerless Systems Corporation undertakes no duty to update any forward-looking statements made herein.